UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2017

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01                       Entry into a Material Definitive Agreement

On August 11, 2017, MabVax Therapeutics Holdings, Inc. (the “Company,” “we”, or “us”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), with certain investors named therein. Pursuant to the terms of the Purchase Agreement, the Company has agreed to sell approximately 2,386.36 shares of Series J Convertible Preferred Stock (the “Series J Preferred Stock”) for $550 per share (the “Offering”). The net proceeds to the Company from the Offering are expected to be approximately $1.2 million, including estimated Offering expenses payable by the Company. The Offering is expected to close on or about August 16, subject to customary closing conditions.

The shares of Series J Preferred Stock, and the shares of common stock issuable upon conversion of the Series J Preferred Stock, are being offered and sold to the public under our shelf registration statement on Form S-3 (File No. 333-219291) initially filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2017 and declared effective on July 27, 2017. As well, a prospectus supplement relating to the Offering has been filed with the Commission.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing.

On August 9, 2017, the Company agreed with the lead investor in the Company’s May 2017 public offering to distribute newly designated Series K Convertible Preferred Stock (the “Series K Preferred Stock”), convertible into an aggregate of 6,500,000 shares of common stock, at the lead investor’s discretion among certain of the accredited investors who invested in the Company’s prior offerings and who participated in the Offering. The Series K Preferred Stock shall be issued within three days of the closing of the Offering.

The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 3.02                       Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report are incorporated herein by reference. The Series K Preferred Stock shall be issued solely to “accredited investors” in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03                       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures in Item 1.01 of this Current Report are incorporated herein by reference.

Series J Preferred Stock

On August 14, 2017, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series J Convertible Preferred Stock with the Delaware Secretary of State, designating 3,400 shares of preferred stock as Series J Preferred Stock.

The shares of Series J Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series J Preferred Stock, plus all accrued and unpaid dividends (the “Base Amount”), if any, on such Series J Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series J Preferred Stock is $550 and the initial conversion price is $0.55 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

For so long as the holder has Series J Preferred Stock, if the Company sells, or is deemed to have sold, common stock, or common equivalent shares, for consideration per share less than the conversion price in effect immediately prior to the issuance (the “Lower Issuance Price”), then the conversion price in effect immediately prior to such issuance will be adjusted to the Lower Issuance Price, provided however the Lower Issuance Price shall not be less than $0.10.

The holders of Series J Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series J Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series J Preferred Stock then held.

We are prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series J Preferred Stock, substituting the consolidated closing bid price of the common stock on August 10, 2017 for the then-applicable conversion price, and not in excess of the beneficial ownership limitations.

The Company shall not be obligated to issue any shares of common stock upon conversion of the Series J Preferred Stock, and the holder of any shares of Series J Preferred Stock shall not have the right to receive upon conversion of any shares of the Series J Preferred Stock if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which the Company may issue upon conversion of the Series J Preferred Stock without breaching the Company's obligations under the rules or regulations of the Nasdaq Capital Market, which aggregate number equals 19.99% of the number of shares outstanding on the Closing Date, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Capital Market for issuances of common stock in excess of such amount.

Holders of Series J Preferred Stock will be entitled to a preferential payment of cash per share equal to the greater of 125% of the Base Amount on the date of payment or the amount per share had the holders converted such preferred shares immediately prior to the date of payment upon the liquidation, dissolution or winding up of the affairs of the Company, or a consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

Series K Preferred Stock

On August 14, 2017, the Company filed a Certificate of Designations, Preferences and Rights of the Series K Convertible Preferred Stock with the Delaware Secretary of State, designating 65,000 shares of preferred stock as Series K Preferred Stock.

The shares of Series K Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series K Preferred Stock divided by the conversion price. The stated value of each share of Series K Preferred Stock is $0.01 and the initial conversion price is $0.0001 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The holders of Series K Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series K Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series K Preferred Stock then held.

We are prohibited from effecting any conversion of the Series K Preferred Stock if the Company has not obtained shareholder approval for the full conversion of the Series J Preferred Stock and Series K Preferred Stock in accordance with the rules of the Nasdaq Stock Market LLC or to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series K Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series K Preferred Stock, substituting the consolidated closing bid price of the common stock on August 10, 2017 for the then-applicable conversion price, and not in excess of the beneficial ownership limitations.

The foregoing description of the Series J Preferred Stock and Series K Preferred Stock are qualified in their entirety by reference to the full text of the certificate of designations of Series J Preferred Stock and Series K Preferred Stock, respectively, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this report and incorporated by reference herein.

Item 9.01                       Financial Statements and Exhibits

Exhibit
No.	Description

3.1	Certificate of Designation of Preferences and Rights of Series J Convertible Preferred Stock

3.2	Certificate of Designation of Preferences and Rights of Series K Convertible Preferred Stock

5.1	Opinion of Sichenzia Ross Ference Kesner LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Sichenzia Ross Ference Kesner LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: August 14, 2017	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer